 Back to Form 8-K
Exhibit 10.1

Contract No. FA967

STATE OF FLORIDA
AGENCY FOR HEALTH CARE ADMINISTRATION
STANDARD CONTRACT

THIS CONTRACT is entered into between the STATE OF FLORIDA, AGENCY FOR HEALTH CARE ADMINISTRATION, hereinafter referred to as the "Agency", whose address is 2727 Mahan Drive, Tallahassee, Florida 32308, and WELLCARE OF FLORIDA, INC., hereinafter referred to as the "Vendor", whose address is 8735 Henderson Road, Renaissance 2, Tampa, Florida, 33634, a State of Florida Profit Corporation, to provide Medicare Advantage Special Needs Plan Services to Medicaid Beneficiaries.

I.	THE VENDOR HEREBY AGREES:

    A.    General Provisions

1.
To provide services according to the terms and conditions set forth in this Contract, Attachment I, Scope of Services, and all other attachments named herein which are attached hereto and incorporated by reference (collectively referred to herein as the “Contract”).

2.	To perform as an independent vendor and not as an agent, representative, or employee of the Agency.

3.	To recognize that the State of Florida, by virtue of its sovereignty, is not required to pay any taxes on the services or goods purchased under the terms of this Contract.

    B.    Federal Laws and Regulations

1.	This Contract contains federal funds, therefore, the Vendor shall comply with the provisions of 45 CFR, Part 74, and/or 45 CFR, Part 92, and other applicable regulations.

2.
This Contract contains federal funding in excess of $100,000, therefore, the Vendor must, upon Contract execution, complete the Certification Regarding Lobbying form, Attachment III. If a Disclosure of Lobbying Activities form, Standard Form LLL, is required, it may be obtained from the Agency’s Contract Manager. All disclosure forms as required by the Certification Regarding Lobbying form must be completed and returned to the Agency’s Procurement Office.

3.
Pursuant to 45 CFR, Part 76, the Vendor must, upon Contract execution, complete the Certification Regarding Debarment, Suspension, Ineligibility, and Voluntary Exclusion Contracts/Subcontracts, Attachment IV.

    C.    Audits and Records

1.
To maintain books, records, and documents (including electronic storage media) pertinent to performance under this Contract in accordance with generally accepted accounting procedures and practices which sufficiently and properly reflect all revenues and expenditures of funds provided by the Agency under this Contract.

AHCA Contract No. FA967, Page 1 of 12
AHCA Form 2100-0007 (Rev. MAY 12)

2.
To assure that these records shall be subject at all reasonable times to inspection, review, or audit by state personnel and other personnel duly authorized by the Agency, as well as by federal personnel.

3.
To maintain and file with the Agency such progress, fiscal and inventory reports as specified in Attachment I, Scope of Services, and other reports as the Agency may require within the period of this Contract. In addition, access to relevant computer data and applications which generated such reports should be made available upon request.

4.	To ensure that all related party transactions are disclosed to the Agency Contract Manager.

5.	To include these aforementioned audit and record keeping requirements in all approved subcontracts and assignments.

    D.    Retention of Records

1.
To retain all financial records, supporting documents, statistical records, and any other documents (including electronic storage media) pertinent to performance under this Contract for a period of five (5) years after termination of this Contract, or if an audit has been initiated and audit findings have not been resolved at the end of five (5) years, the records shall be retained until resolution of the audit findings.

2.	Persons duly authorized by the Agency and federal auditors, pursuant to 45 CFR, Part 74 and/or 45 CFR, Part 92, shall have full access to and the right to examine any of said records and documents.

3.	The rights of access in this section must not be limited to the required retention period but shall last as long as the records are retained.

        E.     Monitoring

1.
To provide reports as specified in Attachment I, Scope of Services. These reports will be used for monitoring progress or performance of the contractual services as specified in Attachment I, Scope of Services.

2.	To permit persons duly authorized by the Agency to inspect any records, papers, documents, facilities, goods and services of the Vendor which are relevant to this Contract.

        F.     Indemnification

The Vendor shall save and hold harmless and indemnify the State of Florida and the Agency against any and all liability, claims, suits, judgments, damages or costs of whatsoever kind and nature resulting from the use, service, operation or performance of work under the terms of this Contract, resulting from any act, or failure to act, by the Vendor, its subcontractor, or any of the employees, agents or representatives of the Vendor or subcontractor.

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AHCA Form 2100-0007 (Rev. MAY 12)

        G.    Insurance

1.
To the extent required by law, the Vendor will be self-insured against, or will secure and maintain during the life of this Contract, Workers’ Compensation Insurance for all its employees connected with the work of this project and, in case any work is subcontracted, the Vendor shall require the subcontractor similarly to provide Workers’ Compensation Insurance for all of the latter’s employees unless such employees engaged in work under this Contract are covered by the Vendor’s self insurance program. Such self insurance or insurance coverage shall comply with the Florida Workers’ Compensation law. In the event hazardous work is being performed by the Vendor under this Contract and any class of employees performing the hazardous work is not protected under Workers’ Compensation statutes, the Vendor shall provide, and cause each subcontractor to provide, adequate insurance satisfactory to the Agency, for the protection of its employees not otherwise protected.

2
The Vendor shall secure and maintain Commercial General Liability insurance including bodily injury, property damage, personal & advertising injury and products and completed operations. This insurance will provide coverage for all claims that may arise from the services and/or operations completed under this Contract, whether such services and/or operations are by the Vendor or anyone directly employed by it. Such insurance shall include the State of Florida as an Additional Named Insured for the entire length of the Contract and hold the State of Florida harmless from subrogation. The Vendor shall set the limits of liability necessary to provide reasonable financial protections to the Vendor and the State of Florida under this Contract.

3
All insurance policies shall be with insurers licensed or eligible to transact business in the State of Florida. The Vendor’s current insurance policy(ies) shall contain a provision that the insurance will not be canceled for any reason except after thirty (30) days written notice. The Vendor shall provide thirty (30) day written notice of cancellation to the Agency’s Contract Manager.

        H.    Assignments and Subcontracts

To neither assign the responsibility of this Contract to another party nor subcontract for any of the work contemplated under this Contract without prior written approval of the Agency. No such approval by the Agency of any assignment or subcontract shall be deemed in any event or in any manner to provide for the incurrence of any obligation of the Agency in addition to the total dollar amount agreed upon in this Contract. All such assignments or subcontracts shall be subject to the conditions of this Contract and to any conditions of approval that the Agency shall deem necessary.

        I.      Return of Funds

To return to the Agency any overpayments due to unearned funds or funds disallowed pursuant to the terms of this Contract that were disbursed to the Vendor by the Agency. The Vendor shall return any overpayment to the Agency within forty (40) calendar days after either discovery by the Vendor, its independent auditor, or notification by the Agency, of the overpayment.

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AHCA Form 2100-0007 (Rev. MAY 12)

            J.     Purchasing

1.     P.R.I.D.E.

It is expressly understood and agreed that any articles which are the subject of, or required to carry out this Contract shall be purchased from the corporation identified under Chapter 946, Florida Statutes, if available, in the same manner and under the same procedures set forth in Section 946.515(2), and (4), Florida Statutes; and, for purposes of this Contract, the person, firm or other business entity carrying out the provisions of this Contract shall be deemed to be substituted for this Agency insofar as dealings with such corporation are concerned.

The “Corporation identified” is PRISON REHABILITATIVE INDUSTRIES AND DIVERSIFIED ENTERPRISES, INC. (P.R.I.D.E.) which may be contacted at:

P.R.I.D.E.
12425 28th Street North, Suite 300
St Petersburg, FL 33716
E-Mail: info@pride-enterprises.org
(727) 556-3300
Toll Free: 1-800-643-8459
Fax: (727)570-3366

2.     RESPECT of Florida

It is expressly understood and agreed that any articles that are the subject of, or required to carry out, this Contract shall be purchased from a nonprofit agency for the blind or for the severely handicapped that is qualified pursuant to Chapter 413, Florida Statutes, in the same manner and under the same procedures set forth in Section 413.036(1) and (2), Florida Statutes; and, for purposes of this Contract, the person, firm, or other business entity carrying out the provisions of this Contract shall be deemed to be substituted for this Agency insofar as dealings with such qualified nonprofit agency are concerned.

The "nonprofit agency” identified is RESPECT of Florida which may be contacted at:

RESPECT of Florida
2475 Apalachee Parkway, Suite 205
Tallahassee, Florida 32301-4946
(850) 487-1471
Website: www.respectofflorida.org

3.     Procurement of Products or Materials with Recycled Content

It is expressly understood and agreed that any products which are required to carry out this Contract shall be procured in accordance with the provisions of Section 403.7065, Florida Statutes.

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AHCA Contract No. FA967, Page 4 of 12
AHCA Form 2100-0007 (Rev. MAY 12)

K.    Civil Rights Requirements/Vendor Assurance

The Vendor assures that it will comply with:

1.	Title VI of the Civil Rights Act of 1964, as amended, 42 U.S.C. 2000d et seq., which prohibits discrimination on the basis of race, color, or national origin.
2.	Section 504 of the Rehabilitation Act of 1973, as amended, 29 U.S.C. 794, which prohibits discrimination on the basis of handicap.
3.	Title IX of the Education Amendments of 1972, as amended, 20 U.S.C. 1681 et seq., which prohibits discrimination on the basis of sex.
4.	The Age Discrimination Act of 1975, as amended, 42 U.S.C. 6101 et seq., which prohibits discrimination on the basis of age.
5.
Section 654 of the Omnibus Budget Reconciliation Act of 1981, as amended, 42 U.S.C. 9849, which prohibits discrimination on the basis of race, creed, color, national origin, sex, handicap, political affiliation or beliefs.

6.	The Americans with Disabilities Act of 1990, P.L. 101-336, which prohibits discrimination on the basis of disability and requires reasonable accommodation for persons with disabilities.
7.	All regulations, guidelines, and standards as are now or may be lawfully adopted under the above statutes.

The Vendor agrees that compliance with this assurance constitutes a condition of continued receipt of or benefit from funds provided through this Contract, and that it is binding upon the Vendor, its successors, transferees, and assignees for the period during which services are provided. The Vendor further assures that all contractors, subcontractors, subgrantees, or others with whom it arranges to provide services or benefits to participants or employees in connection with any of its programs and activities are not discriminating against those participants or employees in violation of the above statutes, regulations, guidelines, and standards.

L.    Discrimination

An entity or affiliate who has been placed on the discriminatory vendor list may not submit a bid, proposal, or reply on a contract to provide any goods or services to a public entity; may not submit a bid, proposal, or reply on a contract with a public entity for the construction or repair of a public building or public work; may not submit bids, proposals, or replies on leases of real property to a public entity; may not be awarded or perform work as a contractor, supplier, subcontractor, or consultant under a contract with any public entity; and may not transact business with any public entity. The Florida Department of Management Services is responsible for maintaining the discriminatory vendor list and intends to post the list on its website. Questions regarding the discriminatory vendor list may be directed to the Florida Department of Management Services, Office of Supplier Diversity at (850) 487-0915.

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AHCA Form 2100-0007 (Rev. MAY 12)

M.   Requirements of Section 287.058, Florida Statutes

1.	To submit bills for fees or other compensation for services or expenses in detail sufficient for a proper pre-audit and post-audit thereof.

2.
Where applicable, to submit bills for any travel expenses in accordance with Section 112.061, Florida Statutes. The Agency may establish rates lower than the maximum provided in Section 112.061, Florida Statutes.

3.
To provide units of deliverables, including reports, findings, and drafts, in writing and/or in an electronic format agreeable to both parties, as specified in Attachment I, Scope of Services, to be received and accepted by the Contract Manager prior to payment.

4.
To comply with the criteria and final date, as specified herein, by which such criteria must be met for completion of this Contract.

This Contract shall begin upon execution by both parties or January 1, 2013, (whichever is later) and end on December 31, 2013, inclusive.

In accordance with Section 287.057(13), Florida Statutes, this Contract may be renewed for a period that may not exceed three (3) years or the term of the original Contract, whichever period is longer. Renewal of the Contract shall be in writing and subject to the same terms and conditions set forth in the initial contract. A renewal Contract may not include any compensation for costs associated with the renewal. Renewals are contingent upon satisfactory performance evaluations by the Agency, are subject to the availability of funds, and optional to the Agency.

Pursuant to Chapter 2010-151, Laws of Florida, Section 47, the Agency shall review existing contract renewals and re-procurements with the Vendor in an effort to reduce contract payments by at least 3 percent (3%), but not affect the level and quality of services.

5.
The Vendor agrees that the Agency may unilaterally cancel this Contract for refusal by the Vendor to allow public access to all documents, papers, letters, or other material made or received by the Vendor in conjunction with this Contract, unless the records are exempt from Section 24(a) of Art. I of the State Constitution and Section 119.07(1), Florida Statutes.

6.
To comply with Patents, Royalties, Copyrights, Right to Data, and Works for Hire/Software requirements as follows:

The Vendor, without exception, shall indemnify and hold harmless the Agency and its employees from liability of any nature or kind, including cost and expenses for or on account of any copyrighted, patented, or unattended invention, process, or article manufactured or supplied by the Vendor. The Vendor has no liability when such claim is solely and exclusively due to the combination, operation or use of any article supplied hereunder with equipment or data not supplied by the Vendor or is based solely and exclusively upon the Agency’s alteration of the article.

The Agency shall provide prompt written notification of a claim of copyright or patent infringement and shall afford the Vendor full opportunity to defend the action and control the defense. Further, if such a claim is made or is pending, the Vendor may, at its option and expense procure for the Agency the right to continue the use of, replace or modify the article to render it non-infringing (if none of the alternatives is reasonably available, the Agency agrees to return the article on request to the Vendor and receive reimbursement, if any, as may be determined by a court of competent jurisdiction).

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AHCA Form 2100-0007 (Rev. MAY 12)

If the Vendor brings to the performance of this Contract a pre-existing patent, patent-pending and/or copyright at the time of Contract execution, the Vendor shall retain all rights and entitlements to that pre-existing patent, patent-pending and/or copyright, unless this Contract provides otherwise.

If the Vendor uses any design, device, or materials covered by letter, patent, or copyright, it is mutually agreed and understood without exception that the proposed prices shall include all royalties or cost arising from the use of such design, device, or materials in any way involved in the work. Prior to the initiation of services under this Contract, the Vendor shall disclose, in writing, all intellectual properties relevant to the performance of this Contract which the Vendor knows, or should know, could give rise to a patent or copyright. The Vendor shall retain all rights and entitlements to any pre-existing intellectual property which is so disclosed. Failure to disclose will indicate that no such property exists. The Agency shall then have the right to all patents and copyrights which arise as a result of performance under this Contract as provided in this section.

If any discovery or invention arises or is developed in the course of, or as a result of, work or services performed under this Contract, or in any way connected herewith, the Vendor shall refer the discovery or invention to the Agency for a determination whether patent protection will be sought in the name of the State of Florida. Any and all patent rights accruing under or in connection with the performance of this Contract are hereby reserved to the State of Florida. All materials to which the Agency is to have patent rights or copyrights shall be marked and dated by the Vendor in such a manner as to preserve and protect the legal rights of the Agency.

Where activities supported by this Contract produce original writing, sound recordings, pictorial reproductions, drawings or other graphic representation and works of any similar nature, the Agency has the right to use, duplicate and disclose such materials in whole or in part, in any manner, for any purpose whatsoever and to have others acting on behalf of the Agency to do so. If the materials so developed are subject to copyright, trademark, or patent, legal title and every right, interest, claim, or demand of any kind in and to any patent, trademark or copyright, or application for the same, shall vest in the State of Florida, Department of State for the exclusive use and benefit of the state. Pursuant to Section 286.021, Florida Statutes, no person, firm, corporation, including parties to this Contract shall be entitled to use the copyright, patent, or trademark without the prior written consent of the Florida Department of State.

The Agency shall have unlimited rights to use, disclose, or duplicate, for any purpose whatsoever, all information and data developed, derived, documented, or furnished by the Vendor under this Contract.

All rights and title to works for hire under this Contract, whether patentable or copyrightable or not, shall belong to the Agency and shall be subject to the terms and conditions of this Contract.

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AHCA Form 2100-0007 (Rev. MAY 12)

7.
The computer programs, materials and other information furnished by the Agency to the Vendor hereunder shall be and remain the sole and exclusive property of the Agency, free from any claim or right of retention by or on behalf of the Vendor. The services and products listed in this Contract shall become the property of the Agency upon the Vendor’s performance and delivery thereof. The Vendor hereby acknowledges that said computer programs, materials and other information provided by the Agency to the Vendor hereunder, together with the products delivered and services performed by the Vendor hereunder, shall be and remain confidential and proprietary in nature to the extent provided by Chapter 119, Florida Statutes, and that the Vendor shall not disclose, publish or use same for any purpose other than the purposes provided in this Contract; however, upon the Vendor first demonstrating to the Agency’s satisfaction that such information, in part or in whole, (1) was already known to the Vendor prior to its receipt from the Agency; (2) became known to the Vendor from a source other than the Agency; or (3) has been disclosed by the Agency to third parties without restriction, the Vendor shall be free to use and disclose same without restriction. Upon completion of the Vendor’s performance or otherwise cancellation or termination of this Contract, the Vendor shall surrender and deliver to the Agency, freely and voluntarily, all of the above-described information remaining in the Vendor's possession.

The Vendor warrants that all materials produced hereunder will be of original development by the Vendor and will be specifically developed for the fulfillment of this Contract and will not knowingly infringe upon or violate any patent, copyright, trade secret or other property right of any third party, and the Vendor shall indemnify and hold the Agency harmless from and against any loss, cost, liability or expense arising out of any breach or claimed breach of this warranty.

The terms and conditions specified in this section shall also apply to any subcontract made under this Contract. The Vendor shall be responsible for informing the subcontractor of the provisions of this section and obtaining disclosures.

The financial consequences that the Agency must apply if the Vendor fails to perform in accordance with this Contract are outlined in Attachment I, Scope of Services.

N.    Sponsorship

Pursuant to Section 286.25, Florida Statutes, any nongovernmental organization which sponsors a program financed partially by state funds or funds obtained from a state agency shall, in publicizing, advertising, or describing the sponsorship of the program, state:

“Sponsored by WELLCARE OF FLORIDA, INC. and the State of Florida, AGENCY FOR HEALTH CARE ADMINISTRATION

If the sponsorship reference is in written material, the words "State of Florida, AGENCY FOR HEALTH CARE ADMINISTRATION" shall appear in the same size letters or type as the name of the organization.

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AHCA Form 2100-0007 (Rev. MAY 12)

O.    Use Of Funds For Lobbying Prohibited

To comply with the provisions of Section 216.347, Florida Statutes, which prohibits the expenditure of Contract funds for the purpose of lobbying the Legislature, the judicial branch or a state agency.

P.     Public Entity Crime

A person or affiliate who has been placed on the convicted vendor list following a conviction for a public entity crime may not be awarded or perform work as a contractor, supplier, subcontractor, or consultant under a contract with any public entity, and may not transact business with any public entity in excess of the threshold amount provided in Section 287.017, Florida Statutes, for category two, for a period of 36 months from the date of being placed on the convicted vendor list.

Q.    Health Insurance Portability and Accountability Act

To comply with the Department of Health and Human Services Privacy Regulations in the Code of Federal Regulations, Title 45, Sections 160 and 164, regarding disclosure of protected health information as specified in Attachment II, Business Associate Agreement.

R.    Confidentiality of Information

Not to use or disclose any confidential information, including social security numbers that may be supplied under this Contract pursuant to law, and also including the identity or identifying information concerning a Medicaid recipient or services under this Contract for any purpose not in conformity with state and federal laws, except upon written consent of the recipient, or his/her guardian.

S.     Employment

To comply with Section 274A (e) of the Immigration and Nationality Act. The Agency shall consider the employment by any contractor of unauthorized aliens a violation of this Act. If the Vendor knowingly employs unauthorized aliens, such violation shall be cause for unilateral cancellation of this Contract. The Vendor shall be responsible for including this provision in all subcontracts with private organizations issued as a result of this Contract.

T.     Work Authorization Program

The Immigration Reform and Control Act of 1986 prohibits employers from knowingly hiring illegal workers. The Vendor shall only employ individuals who may legally work in the United States - either U.S. citizens or foreign citizens who are authorized to work in the U.S. The Vendor shall use the U.S. Department of Homeland Security’s E-Verify Employment Eligibility Verification system, https://e-verifv.uscis.qov/emp, to verify the employment eligibility of all new employees hired by the Vendor during the term of this Contract and shall also include a requirement in its subcontracts that the subcontractor utilize the E-Verify system to verify the employment eligibility of all new employees hired by the subcontractor performing work or providing services pursuant to this Contract.

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AHCA Form 2100-0007 (Rev. MAY 12)

II.        THE AGENCY HEREBY AGREES:

A.    Contract Amount

The State of Florida's performance and obligation to pay under this Contract is contingent upon an annual appropriation by the Legislature.

III.       THE VENDOR AND AGENCY HEREBY MUTUALLY AGREE:

A.    Termination

1.	Termination at Will

This Contract may be terminated by the Agency upon no less than thirty (30) calendar days written notice, without cause, unless a lesser time is mutually agreed upon by both parties. Said notice shall be delivered by certified mail, return receipt requested, or in person with proof of delivery.

2.	Termination Due To Lack of Funds

In the event funds to finance this Contract become unavailable, the Agency may terminate the Contract upon no less than twenty-four (24) hours’ written notice to the Vendor. Said notice shall be delivered by certified mail, return receipt requested, or in person with proof of delivery. The Agency shall be the final authority as to the availability of funds. The Vendor shall be compensated for all work performed up to the time notice of termination is received.

3.	Termination for Breach

Unless the Vendor's breach is waived by the Agency in writing, the Agency may, by written notice to the Vendor, terminate this Contract upon no less than twenty-four (24) hours’ written notice. Said notice shall be delivered by certified mail, return receipt requested, or in person with proof of delivery. If applicable, the Agency may employ the default provisions in Chapter 60A-1.006(4), Florida Administrative Code.

Waiver of breach of any provisions of this Contract shall not be deemed to be a waiver of any other breach and shall not be construed to be a modification of the terms of this Contract. The provisions herein do not limit the Agency's right to remedies at law or to damages.

B.    Contract Managers

1.	The Agency’s Contract Manager’s contact information is as follows: Jennifer Barrett Agency for Health Care Administration 2727 Mahan Drive, MS# 19 Tallahassee, FL 32308 (850) 412-4137

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AHCA Form 2100-0007 (Rev. MAY 12)

2.	The Vendor’s Contract Manager’s contact information is as follows:

Robert Diaz
WellCare of Florida, Inc.
8735 Henderson Road
Renaissance 2
Tampa, FL 33634
(813) 206-1758

3.
All matters shall be directed to the Contract Managers for appropriate action or disposition. A change in Contract Manager by either party shall be reduced to writing through an amendment or minor modification to this Contract by the Agency.

C.    Renegotiation or Modification

1.
Modifications of provisions of this Contract shall only be valid when they have been reduced to writing and duly signed during the term of the Contract. The parties agree to renegotiate this Contract if federal and/or state revisions of any applicable laws, or regulations make changes in this Contract necessary.

2.
The rate of payment and the total dollar amount may be adjusted retroactively to reflect price level increases and changes in the rate of payment when these have been established through the appropriations process and subsequently identified in the Agency's operating budget.

D.    Name, Mailing and Street Address of Payee

1.	The name (Vendor name as shown on Page 1 of this Contract) and mailing address of the official payee to whom the payment shall be made:

WellCare of Florida, Inc.
8735 Henderson Road
Renaissance 2
Tampa, FL 33634

2.	The name of the contact person and street address where financial and administrative records are maintained:

Trent Thornton
WellCare of Florida, Inc.
8735 Henderson Road
Renaissance 2
Tampa, FL 33634

E.     All Terms and Conditions

This Contract and its attachments as referenced herein contain all the terms and conditions agreed upon by the Parties.

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AHCA Form 2100-0007 (Rev. MAY 12)

       IN WITNESS THEREOF, the Parties hereto have caused this thirty-six (36) page Contract, which includes any referenced attachments, to be executed by their undersigned officials as duly authorized. This Contract is not valid until signed and dated by both parties.

WELLCARE OF FLORIDA, INC.		STATE OF FLORIDA, AGENCY FOR HEALTH CARE ADMINISTRATION
SIGNED BY:	/s/ Christina C. Cooper	SIGNED BY:	/s/ Elizabeth Dudek
NAME:	Christina C. Cooper	NAME:	Elizabeth Dudek
TITLE:	President, Florida Division	TITLE:	Secretary
DATE:	6/27/12	DATE:	June 28, 2012

FEDERAL ID NUMBER (or SS Number for an individual): 59-2583622

VENDOR FISCAL YEAR ENDING DATE: December 31

List of Attachments/Exhibits included as part of this Contract:

Specify Type	Letter/ Number	Description
Attachment	I	Scope of Services (18 Pages)
Attachment	II	Business Associate Agreement (4 Pages)
Attachment	III	Lobbying Certification (1 Page)
Attachment	IV	Debarment Certification (1 Page)

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AHCA Form 2100-0007 (Rev. MAY 12)

ATTACHMENT I

SCOPE OF SERVICES
A.      Service(s) to be Provided:

          1.       Overview

The Medicare Advantage Special Needs Plan (MA SNP) (Vendor) has entered into a contract with the Centers for Medicare and Medicaid Services (CMS) to provide an MA SNP Plan. Under the Medicare Improvement for Patients and Providers Act of 2008 (MIPPA) and resulting regulations, CMS requires the MA SNP to enter into an agreement with the Agency to provide or arrange for benefits to be provided, which a dually eligible individual is entitled to receive.

Medicare reimbursement for MA SNPs is provided in the same manner as for any other type of MA Plan, also known as Medicare Part C. The Vendor is responsible for providing services in accordance with the terms and conditions set forth in this Contract and all applicable federal and state laws, rules and regulations including, but not limited to, the following:

a.	42 Code of Federal Regulations Part 422;
b.	Health Insurance Portability and Accountability Act (HIPAA) of 1996;
c.	Chapter 409, Florida Statutes (FS);
d.	Chapter 624, FS;
e.	Chapter 636, FS;
f.	Chapter 641, FS; and
g.	59G-8.100, Florida Administrative Code.

The Vendor is responsible for complying with any applicable changes in federal and state law, rules or regulations.

The provisions of this Contract apply to Qualified Medicare Beneficiaries (QMB). This Contract encompasses QMB and QMB Plus only. These beneficiaries are herein referred to as enrolled dual eligibles. This includes full duals but excludes Institutional Care Program (ICP) eligible recipients during the enrollment month.

B.      Manner of Service Provision(s)

          1.       Services to be Provided by the Agency:

a.	The Agency will maintain continuing and regular oversight of the requirements of this Contract.

AHCA Contract No. FA967, Attachment I, Page 1 of 18

b.	Agency expenditures and active oversight shall be subject to authorization and funding by the state legislature.

c.
On a quarterly basis, the Agency will provide the Vendor a listing of all providers with whom the Agency has active Medicaid agreements on file in order to ensure the Vendor’s network is adequate to provide both Medicare and Medicaid services to enrolled dual eligibles.

d.	The Agency shall provide the Vendor access to information verifying the eligibility of dual-eligibles through the use of the Medicaid Fiscal Agent’s Provider Secured Web Portal.

  2.      Services to be Provided by the Vendor

a.	The Vendor shall ensure individuals enrolled in the MA SNP are eligible for both Medicare and Medicaid.

b.
The Vendor shall ensure the provision of Medicaid covered services specified in Exhibit A, Medicare Advantage Special Needs Plan Covered Services, in sufficient amount, duration and scope to be reasonably expected to achieve the purpose for which the services are furnished.

c.	The Vendor shall cover all costs of the Medicaid State Plan benefits listed in Exhibit A which are incurred by enrolled dual eligibles.

d.
The Vendor shall comply with all current Florida Medicaid Handbooks ("Handbooks") as noticed in the Florida Administrative Weekly (FAW). In addition, the Vendor shall comply with the limitations and exclusions in the Handbooks, unless otherwise specified by this Contract. In no instance may the limitations or exclusions imposed by the Vendor be more stringent than those specified in the Handbooks including the definition of medical necessity. The Vendor shall not arbitrarily deny or reduce the amount, duration or scope of a required service solely because of the diagnosis, type of illness, or condition.

e.	The Vendor agrees that no enrolled dual eligible shall be billed or held responsible for charges or deductibles for Medicaid State Plan services or Medicare cost sharing.

f.
The Vendor shall maintain a sufficient number, mix and geographic distribution of providers, including providers who are accepting new Medicaid patients as specified in s. 1932(b)(7) of the Social Security Act, as enacted by s. 4704(a) of the Balanced Budget Act of 1997 to provide the covered services described in Exhibit A.

g.	The Vendor shall have sufficient facilities, service locations and personnel within its provider network to provide the covered services described in Exhibit A for the population being served.

AHCA Contract No. FA967, Attachment I, Page 2 of 18

h.	The Vendor shall track and pay all eligible providers the cost-sharing obligations incurred on behalf of enrolled dual eligibles covered under this Contract.

i.
The Vendor is not precluded from entering into agreements with network providers that vary the amount or method of payment for the cost-sharing and Medicaid State Plan benefits or from using the Vendor’s coordination of benefits procedures.

j.
The Vendor shall ensure that all providers, service and product standards specified in the Agency’s Medicaid Services Coverage and Limitations Handbooks, and the Vendor’s own provider handbooks are incorporated in the Vendor’s participation agreements, including professional licensure and certification standards for all service providers.

k.	The Vendor shall provide coordination of care for its enrolled dual eligibles. Coordination of care shall include, but not be limited to, the following:

1)	Assist its enrolled dual eligibles in obtaining required services;

2)	Coordinate the delivery of benefits and services to its enrolled dual eligibles;

3)	Inform network providers of benefits and services which are to be provided to its enrolled dual eligibles;

4)	Train network providers on available benefits and services in order to ensure its enrolled dual eligibles receive benefits and services; and

5)	Cover all costs incurred for benefits by its enrolled dual eligibles.

I.	The Vendor shall submit all requests to subcontract to the Agency for review and approval at least ninety (90) calendar days before the effective date of the subcontract or change.

m.
The Vendor shall ensure that issues involving third party liability are referred to the Agency Third Party Liability (TPL) Vendor. The Vendor shall provide the Agency TPL Vendor with TPL information as it becomes available to the Vendor. The Agency will provide the Vendor with TPL Vendor contact information and methods of reporting TPL.

n.
The Vendor shall have written policies and procedures in place to ensure an adequate provider network for its enrolled dual eligibles that complies with federal rules regarding network adequacy including, but not limited to, access standards to determine effectiveness. Copies of these policies and procedures shall be provided to the Agency upon request.

  AHCA Contract No. FA967, Attachment I, Page 3 of 18

o.
All agreements between the Vendor and providers must include all MA SNP Plan Benefit Package services and procedures including all Medicaid State Plan Services listed in Exhibit A. Copies of these agreements shall be submitted to the Agency Contract Manager for review and approval prior to any payment being made to the Vendor. The Agency shall complete its review within forty-five (45) days of receipt.

p.	The Vendor shall ensure that claims are processed and comply with the federal and state requirements set forth in 42 CFR 447.45 and 447.46, and Chapter 641, F.S.

q.
The Vendor shall require in its credentialing with network providers an agreement that network providers will not file additional claims for Medicaid deductibles or co-payment reimbursement and that the network providers will not balance bill their enrolled dual eligibles covered under this Contract. Copies of these agreements shall be submitted to the Agency Contract Manager for review and approval prior to any payment being made to the Vendor. The Agency shall complete its review within forty-five (45) days of receipt.

r.
The Vendor agrees to ensure that network providers serving its enrolled dual eligibles will be informed and educated to not file claims for Medicaid reimbursement to the Medicaid Fiscal Agent for its enrolled dual eligibles covered under this Contract. The Vendor shall submit copies of its training information to the Agency Contract Manager for review and approval prior to any payment being made to the Vendor. The Agency shall complete its review within forty-five (45) days of receipt.

3.
Internal Audits

The Vendor shall conduct quarterly internal audits in order to ensure compliance with this Contract. The audit shall be conducted on a calendar quarter basis and shall be submitted to the Agency no later than forty-five (45) calendar days after the end of each calendar quarter in a format prescribed by the Agency. Failure to conduct required internal audits to the satisfaction of the Agency may result in suspension of payment, liquidated damages, or termination, at the sole discretion of the Agency.

4.	Inspection of Records and Work Performed

a.
The state and its authorized representatives shall, at all reasonable times, have the right to enter the Vendor’s premises, or other places where duties under this Contract are performed. All inspections and evaluations shall be performed in such a manner as not to unduly delay work.

b.
The Vendor shall retain all financial records, supporting documents, statistical records, and any other documents (including electronic storage media) pertinent to performance under this Contract for a period of five (5) years after termination of this Contract, or if an audit has been initiated and audit findings have not been resolved at the end of five (5) years, the records shall be retained until resolution of the audit findings.

  AHCA Contract No. FA967, Attachment I, Page 4 of 18

c.
Refusal by the Vendor to allow access to all records, documents, papers, letters, other materials or on-site activities related to Contract performance shall constitute a breach of this Contract. The right of the state and its authorized representatives to perform inspections shall continue for as long as the Vendor is required to maintain records. The Vendor will be responsible for all storage fees associated with the medical records maintained under this Contract. The Vendor is also responsible for the shredding of medical records that meet the retention schedule noted above.

d.
Failure to retain records as required may result in termination of this Contract. The Agency shall give the Vendor advance notice of termination in accordance with the termination for breach requirements of the Standard Contract, and shall pay the Vendor only those amounts that are earned prior to the date of termination in accordance with the terms and conditions of this Contract.

5.	Audits/Monitoring

a.
The Agency may conduct, or have conducted, performance and/or compliance reviews, reviews of specific records or other data as determined by the Agency. The Agency may conduct a review of a sample of analyses performed by the Vendor to verify the quality of the Vendor’s analyses. Reasonable notice shall be provided for reviews conducted at the Vendor’s place of business.

b.
Reviews may include, but shall not be limited to, reviews of procedures, computer systems, enrolled dual eligible records, accounting records, and internal quality control reviews. The Vendor shall work with any reviewing entity selected by the state.

c.
During the Contract period these records shall be available at the Vendor’s office at all reasonable times. After the Contract period and for five (5) years following, the records shall be available at the Vendor’s chosen location subject to the approval of the Agency. If the records need to be sent to the Agency, the Vendor shall bear the expense of delivery. Prior approval of the disposition of Vendor and subcontractor records must be requested and approved by the Agency if this Contract or subcontract is continuous.

d.
The Vendor shall comply with 45 CFR, Part 74, with respect to audit requirements of federal contracts administered through state and local public agencies. In these instances, audit responsibilities have been delegated to the State and are subject to the ongoing audit requirements of the State of Florida and of the Agency.

AHCA Contract No. FA967, Attachment I, Page 5 of 18

e.
Refusal by the Vendor to allow access to all records, documents, papers, letters, other materials or on-site activities related to this Contract performance shall constitute a breach of this Contract. The right of the state and its authorized representatives to perform inspections shall continue for as long as the Vendor is required to maintain records, regardless of the termination date of this Contract.

f.
Upon discovery of any problem or Vendor error for any aspect of this Contract that may jeopardize the Vendor’s ability to perform any function of this Contract, the Vendor shall notify the Agency Contract Manager in person, via telephone or electronic mail, as soon as possible but no later than the close of business if the problem or error is identified during the business day and no later than 9:00 a.m. Eastern Time, the following business day if the problem or error occurs after close of business.

g.	The Vendor shall correct all discovered or identified errors at no cost to the Agency.

6.	Confidentiality of Information

a.
All personally identifiable information obtained by the Vendor shall be treated as privileged and confidential information and shall be used only as authorized for purposes directly related to the administration of this Contract. The Vendor must have a process that specifies that patient-specific information remains confidential, is used solely for the purposes of Vendor responsibilities under this Contract, and is exchanged only for the purpose of conducting the duties outlined in this Contract.

b.
Any patient-specific information received by the Vendor can be shared only with those agencies that have legal authority to receive such information and cannot be otherwise transmitted for any purpose other than those for which the Vendor is retained by the Agency. The Vendor must have in place written confidentiality policies and procedures to insure confidentiality and to comply with all federal and state laws (including the Health Insurance Portability and Accountability Act [HIPAA]) governing confidentiality, including electronic treatment records, facsimile mail, and electronic mail. These policies and procedures shall be provided to the Agency upon request.

c.
The Vendor’s subcontracts and provider agreements must explicitly state expectations about the confidentiality of information, and the provider is held to the same confidentiality requirements as the Vendor. If provider-specific data are released to the public, the Vendor shall have policies and procedures for exercising due care in compiling and releasing such data that address statutory protections of quality assurance and confidentiality while assuring that open records requirements of Chapter 119, Florida Statutes, are met.

AHCA Contract No. FA967, Attachment I, Page 6 of 18

These policies and procedures shall be provided to the Agency upon request.

d.	Any release of information pertaining to this Contract to the media requires prior approval from the Agency.

7.	Encryption

a.	The Vendor shall ensure all electronic mail communications that contain Protected Health Information are encrypted in accordance with HIPAA requirements and Agency policy.

b.	The Vendor shall encrypt all data that is submitted to the Agency in electronic format.

c.	The Vendor shall use the Agency’s encryption software when corresponding with the Agency via electronic mail.

d.	Any costs associated with obtaining the Agency’s encryption software shall be at the Vendor’s expense and at no cost to the Agency.

8.
Fraud and Abuse Prevention

The Vendor shall establish functions and activities governing program integrity in order to reduce the incidence of fraud and abuse and shall comply with all state and federal program integrity requirements, including but not limited to the applicable provisions of the Social Security Act, ss. 1128, 1902, 1903 and 1932; 42 CFR 431, 433, 434, 435, 438, 441, 447 and 455; 45 CFR part 74; Chapters 409, 414, 458, 459, 460, 461, 626, 636, 641, 812 and 817, F.S., and 59A-12.0073, 59G and 69D-2, FAC.

9.	Reporting Requirements

a.	The Vendor shall comply with all reporting requirements, including submission timeframes as prescribed by the Agency when requested by the Agency.

b.	The Vendors shall have at least thirty (30) calendar days to fulfill adhoc requests.

c.	The Vendor is responsible for assuring the accuracy, completeness, and timely submission of each report.

d.
The Vendor’s Chief Executive Officer (CEO), chief financial officer (CFO), or an individual who reports to the CEO or CFO and who has delegated authority to certify the Vendor’s reports, must attest, based on his/her best knowledge, information and belief that all data submitted in conjunction with the reports and all documents requested by the Agency are accurate, truthful, and complete (42 CFR 438.606(a) and (b)). The Vendor shall submit its certification at the same time it submits the certified data reports (42 CFR 438.606(c)).

AHCA Contract No. FA967, Attachment I, Page 7 of 18

The certification page shall be scanned and submitted electronically to the Agency.

10.	Deliverables

a.
The Vendor shall provide documentation of the following to the Agency Contract Manager prior to any payment being made to the Vendor. In addition, the Vendor shall maintain current documentation throughout the term of this Contract to be provided to the Agency upon request.

1.
Valid certificate of authority issued by the State of Florida Department of Financial Services Office of Insurance Regulation as a risk bearing entity (either a health maintenance organization or a health insurer).

2.	Approval from the Centers for Medicare and Medicaid Services (CMS) qualifying as a MA SNP for the calendar year 2013.

b.
The Summary of Benefits covered by the Vendor including Medicaid State Plan services shall be submitted to the Agency Contract Manager for review and approval prior to any payment being made to the Vendor. The Agency shall complete its review within forty-five (45) days of receipt.

c.
The Vendor shall provide the Agency with the service area(s) covered by this Contract as provided in Exhibit B, MA SNPS, Applicable Service Areas and Dual Eligible and Other Dual Eligible Categories. Exhibit B shall be submitted to the Agency Contract Manager for review and approval prior to any payment being made to the Vendor. The Agency shall complete its review within forty-five (45) days of receipt.

d.	The Vendor shall refer to Exhibit C, Required Documentation for a complete listing of deliverable requirements.

11.	Encounter Data

a.
The Agency will issue the Vendor an Encounter Data Plan to be executed by the Vendor. The Encounter Data Plan shall establish the method of transmission of Encounter Data, the submission schedule and format, a quality validation process with assessment standards, and any other requirements which the Agency incorporates into the plan. The Encounter Data Plan will be included in this Contract by amendment, if applicable.

b.
The Vendor shall convert all information that enters its claims system via hard copy paper claims or other proprietary formats to encounter data to be submitted in the HIPAA-compliant formats upon implementation of the Encounter Data Plan.

AHCA Contract No. FA967, Attachment I, Page 8 of 18

C.	Performance Standards and Liquidated Damages

  1.      Liquidated Damages

a.
If the Agency finds the Vendor is in violation of any of the provisions of this Contract, the Agency, at its discretion, may impose liquidated damages. Liquidated damages may be applied to all required components of this Contract. The Agency may base its determinations on liquidated damages from findings regarding onsite surveys, enrolled dual eligibles or other complaints, financial status, or any other source.

b.	The Agency reserves the right to determine the level of liquidated damages as described in this section based upon its evaluation of the severity of the problem, error or violation.

c.
The Agency will impose upon the vendor liquidated damages and/or suspension of payment. Suspension of payment will continue until the Agency is satisfied that the reason for suspending payment no longer exists and is not likely to reoccur.

d.	Liquidated damages are due from the Vendor within twenty-one (21) calendar days from receipt of the notice of liquidated damages.

e.
For a nonwillful violation, the Agency may impose upon the Vendor liquidated damages of an amount not to exceed two-thousand five- hundred dollars ($2,500) per violation and shall not exceed an aggregate of ten-thousand dollars ($10,000) for all nonwillful violations arising out of the same action.

f.
For a willful violation, the Agency may impose upon the Vendor liquidated damages of an amount not to exceed twenty-thousand dollars ($20,000) per violation and shall not exceed an aggregate of one-hundred thousand dollars ($100,000) for all knowing and willful violations arising out of the same action.

g.	The Agency reserves the right to withhold all or a portion of the Vendor’s monthly per enrolled dual eligible fee for any amount owed to the Agency.

D.      Method of Payment

  1.      The Vendor shall be compensated per dual eligible per month for January 2013 through December 31, 2013 as follows:

a.	Medicaid Areas One (1), Two (2), Three (3), Four (4), Five (5), Six (6), Seven (7), and Eight (8):

1)	Fifty-two dollars ($52.00) per dual eligible per month for QMB enrolled dual eligibles; and

AHCA Contract No. FA967, Attachment I, Page 9 of 18

2)	Sixty-two dollars ($62.00) per dual eligible per month for QMB Plus enrolled dual eligibles and for full duals excluding ICP eligible recipients during the enrollment month.

b.     Medicaid Areas Nine (9), Ten (10), and Eleven (11):

1)	Ten dollars ($10.00) per dual eligible per month for enrolled dual eligibles.

2.	Any changes to the rates shall be incorporated into this Contract via formal amendment.

3.	There shall be no other payment to the Vendor under this Contract.

4.	The Agency will establish for each calendar year, through actuarial consultation, the monthly per dual eligible payment for enrolled dual eligibles.

5.
The Vendor shall provide the Agency with all necessary and pertinent information, as determined necessary by the Agency, so the Agency may consult with the actuaries in establishing payment rates for services provided to enrollees eligible under Title XIX of the Federal Social Security Act.

6.	The Vendor shall be notified in writing by the Agency each calendar year of the monthly per dual eligible payment for enrolled dual eligibles.

7.	The Vendor agrees to accept the Agency’s monthly per dual eligible payment for enrolled dual eligibles as payment in full for services covered under this Contract.

8.
Any claims processed by the Agency for enrolled dual eligibles shall be deducted from future per enrolled dual eligible payments. The Agency will provide a list of any such claims paid, which will identify the enrolled dual eligible, the health care provider who submitted the claim for the service provided, and the amount paid by the Agency.

9.
On an annual basis, the Agency will reconcile the accounts of the Vendor based on additional information received which identifies whether individuals for which the Agency made a payment under this program had Medicaid and/or Medicare eligibility and whether such individuals were enrolled dual eligibles.

10.
Payment reconciliation will include adjustments (underpayments and overpayments) to previous and future payments. Claims processed by Medicaid for the Vendor and payment calculations determined to have been calculated or paid erroneously will be included in the reconciliation.

11.
In the event of overpayment, the Vendor shall refund the full amount overpaid. An overpayment includes any amount paid by the Medicaid program as a result of inaccurate or improper cost reporting, improper claiming, unacceptable practices, fraud, abuse, or mistake.

AHCA Contract No. FA967, Attachment I, Page 10 of 18

12.
Adjustments to funds previously paid and to be paid may be required. Funds previously paid shall be adjusted when payment calculations are determined to have been in error, or when payments have been made for individuals who are determined to be ineligible for enrollment during the period for which the payments were made. In such events, the Vendor agrees to refund any overpayment and the Agency agrees to pay any underpayment.

13.
If after preparation and electronic submission, either the Vendor or the Agency discover an error, including but not limited to errors resulting in eligibility or enrollment errors, errors resulting in incorrect identification of enrollees, errors resulting in incorrect claims payments, and errors resulting in rate payments above the Vendor’s authorized enrollment levels, the Vendor has thirty (30) calendar days after its discovery of the error, or from its receipt of Agency notice of the error, to correct the error and re-submit accurate reports. Failure to respond within the thirty (30) calendar day period shall result in a loss of any money due the Vendor for such errors and/or liquidated damages against the Vendor.

E.	Special Provision(s):

1.	Disputes

a.	The Vendor may request in writing an interpretation of the Contract from the Contract Manager.

b.
In the event the Vendor disputes the interpretation or any sanction imposed by the Agency, the Vendor shall request that the dispute be decided by the Deputy Secretary for Medicaid (Deputy Secretary). The Vendor shall submit, within twenty-one (21) calendar days of said interpretation or sanction, a written request disputing the Contract Manager’s interpretation or sanction directly to the Deputy Secretary.

c.
The Deputy Secretary or Deputy Secretary’s delegate shall reduce the decision to writing and serve a copy to the Vendor. The written decision of the Deputy Secretary or Deputy Secretary’s delegate shall be final and can only be further challenged in a court if it is unreasonable, arbitrary or capricious. The Deputy Secretary will render the final decision based upon the written submission of the Vendor and the Agency, unless, at the sole discretion of the Deputy Secretary, the Deputy Secretary allows an oral presentation by the Vendor and the Agency. If such a presentation is allowed, the information presented will be considered in rendering the decision.

d.
In the event the Vendor challenges the decision of the Deputy Secretary, the Agency action shall not be stayed. Pending final determination of any dispute over an Agency decision, the Vendor shall proceed diligently with the performance of the Contract and in accordance with the direction of the Agency.

AHCA Contract No. FA967, Attachment I, Page 11 of 18

e.
The exclusive venue of any legal or equitable action that arises out of or relates to the Contract, including an appeal of the final decision of the Deputy Secretary shall be the appropriate court in Leon County Florida; in any such action, Florida law shall apply. In the event the Agency issues any action under Florida Statutes or Florida Administrative Code apart from this Contract, the Agency will notice the Vendor of the appropriate administrative remedy.

           2.      Venue

This Contract shall be delivered in the State of Florida and shall be construed in accordance with the laws of Florida. Wherever possible, each provision of this Contract shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision shall be found ineffective, then to the extent of such prohibition or invalidity, that provision shall be severed without invalidating the remainder of such provision or the remaining provisions of this Contract. Any action hereon or in connection herewith shall be brought in Leon County, Florida.

   3.      Minority and Certified Minority Subcontractors

The Agency for Health Care Administration encourages the Vendor to use Minority and Certified Minority businesses as subcontractors when procuring commodities or services to meet the requirements of this Contract.

A minority owned business is defined as any business enterprise owned and operated by the following ethnic groups: African American (Certified Minority Code H or Non-Certified Minority Code N), Hispanic American (Certified Minority Code I or Non-Certified Minority O), Asian American (Certified Minority Code J or Non-Certified Minority Code P), Native American (Certified Minority Code K or Non-Certified Minority Code Q), or American Woman (Certified Minority Code M or Non-Certified Minority Code R).

   4.      MyFloridaMarketPlace Vendor Registration

Each Vendor doing business with the State of Florida for the sale of commodities or contractual services as defined in section 287.012, Florida Statutes, shall register in MyFloridaMarketPlace, in compliance with Rule 60A-1.030, Florida Administrative Code, unless exempt under Rule 60A-1.030(3) Florida Administrative Code.

   5.      MyFloridaMarketPlace Transaction Fee

This Contract has been exempted by the Florida Department of Management Services from paying the one percent (1%) transaction fee per Rule 60A-1.032(2)(a) and (b), Florida Administrative Code.

AHCA Contract No. FA967, Attachment I, Page 12 of 18

6.	Definitions

a.	Dual Eligible means a Medicare managed care recipient who is also eligible for Medicaid.

b.	Eligible provider means a provider that has an agreement with the Vendor to serve enrolled dual eligibles.

c.
Encounter means covered services or group of covered services, including but not limited to Medicare A, B and D covered services and Medicaid covered services identified in Exhibit A, delivered by a health care service provider to an enrolled dual eligible during a visit between the enrolled dual eligible and the health care service provider.

d.	Encounter Data means data elements from an Encounter service event for a fee-for-service claim or capitated services proxy claim.

e.
Enrolled Dual Eligible means a dual eligible who is eligible to participate in, and is voluntarily enrolled in, the Vendor’s MA SNP Plan. For purposes of this Contract, enrolled dual eligibles are QMB and QMB Plus only. This includes full duals but excludes ICP eligible recipients during the enrollment month.

f.	Full dual means an individual who has Medicare and full Medicaid coverage.

g.
Medicare Advantage Special Needs Plan (MA SNP) means a type of Medicare Advantage coordinated care plan focused on individuals with special needs created by Section 231 of the Medicare Modernization Act of 2003.

h.
Qualified Medicare Beneficiaries (QMB) means individuals that are entitled to Medicare Part A, have income of one-hundred percent (100%) Federal Poverty Level (FPL) or less and resources that do not exceed twice the limit for Social Security Income (SSI) eligibility, and are not otherwise eligible for full Medicaid. A QMB is eligible for Medicaid payment of Medicare premium deductible, coinsurance and copayment amounts (except for Part D).

i.
Qualified Medicare Beneficiaries (QMB Plus) means QMBs with full Medicaid. These individuals are entitled to Medicare Part A, have income of one-hundred (100%) FPL or less and resources that do not exceed twice the limit for SSI eligibility, and are eligible for full Medicaid benefits. Medicaid pays their Medicare Part A premiums, if any, Medicare Part B premiums, and, to the extent consistent with the Medicaid State plan, Medicare deductibles and coinsurance, and provides full Medicaid benefits.

AHCA Contract No. FA967, Attachment I, Page 13 of 18

j.	Provider Agreement (agreement) means a contract between the Vendor and a provider that is an entity authorized to do business in Florida, to provide services to enrolled dual eligibles.

k.
State Plan means the State of Florida’s plan for the Medical Assistance Program as submitted by the Agency and approved by the Secretary of the U.S. Department of Health and Human Services under Title XIX of the Social Security Act, as modified or amended.

I.	Subcontract means an agreement entered into by the Vendor for provision of administrative services on its behalf related to this Contract.

m.	Subcontractor means any person or entity with which the Health Plan has contracted or delegated some of its functions, services or responsibilities for providing services under this Contract.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

AHCA Contract No. FA967, Attachment I, Page 14 of 18

EXHIBIT A Medicare Advantage Special Needs Plans Covered Services

JANUARY 1, 2013 THROUGH DECEMBER 31, 2013
Medicaid Service	Covered Under MA SNP
HOSPITAL INPATIENT SERVICES	Yes
HOSPITAL INPATIENT CROSSOVER	Yes
HOSPITAL OUTPATIENT SERVICES	Yes
HOSPITAL OUTPATIENT CROSSOVER	Yes
NURSING HOME CROSSOVER	Yes
SKILLED NURSING HOME	No
INTERMEDIATE CARE FACILITY (ICF) I SERVICES	No
ICF II SERVICES	No
MENTAL HEALTH HOSPITALS	No
INTERMEDIATE CARE FACILITY FOR THE DEVELOPMENTALLY DISABLED (ICF/DD) SUNLAND	No
ICF/DD SIXBED	No
PHYSICIAN SERVICES	Yes
PHYSICIAN SERVICES CROSSOVER	Yes
PRESCRIBED MEDICINES (E.G., BENZODIAZEPINES, BARBITURATES AND SOME OVER THE COUNTER PRODUCTS).	Yes
LAB AND XRAY SERVICES	Yes
LAB AND XRAY CROSSOVER	Yes
PATIENT TRANSPORTATION	Yes
PATIENT TRANSPORTATION CROSSOVER	Yes
FAMILY PLANNING	No
HOME HEALTH SERVICES	Yes
HOME HEALTH CROSSOVER	Yes
SCREENING SERVICES	Yes
CHILD DENTAL SERVICES	No
CHILD VISUAL SERVICES	No
CHILD HEARING SERVICES	No
ADULT DENTAL SERVICES	Yes
ADULT VISION SERVICES	Yes
ADULT HEARING SERVICES	Yes
TARGETED CASE MANAGEMENT SERVICES	No
NURSE PRACTITIONER	Yes
REGISTERED PHYSICAL THERAPIST	Yes
HOSPICE SERVICES	No
COMMUNITY MENTAL HEALTH	Yes
HOME AND COMMUNITY BASED AGING	No
HOME AND COMMUNITY BASED DEVELOPMENTAL SERVICES	No
AIDS WAIVER SERVICES	No
BIRTHING CENTER SERVICES	No
RURAL HEALTH SERVICES	Yes
RURAL HEALTH CROSSOVER	Yes
PERSONAL CARE SERVICES	No
PRIVATE DUTY NURSING SERVICES	No
PHYSICAL THERAPY SERVICES	No

AHCA Contract No. FA967, Attachment I, Page 15 of 18

EXHIBIT A Medicare Advantage Special Needs Plans Covered Services

JANUARY 1, 2013 THROUGH DECEMBER 31, 2013
Medicaid Service	Covered Under MA SNP
SPEECH THERAPY SERVICES	No
OCCUPATIONAL THERAPY SERVICES	No
RESPIRATORY THERAPY SERVICES	No
FEDERALLY QUALIFIED HEALTH CENTERS	Yes
CLINIC SERVICES	Yes
DEVELOPMENTAL SERVICES COMMUNITY SUPPORTED LIVING ARRANGEMENT (DS CSLA)	No
MENTAL HEALTH CASE MANAGEMENT	Yes
DEVELOPMENTAL EVALUATION AND INTERVENTION	No
CHILD CASE MANAGEMENT SERVICES	No
CHILD COMMUNITY MENTAL HEALTH SERVICES	No
CHILD THERAPY SERVICES	No
ADULT CONGREGATE LIVING FACILITY	No
PHYSICIAN ASSISTANT SERVICES	Yes
SCHOOL BASED SERVICES	No
DIALYSIS CENTER	Yes

§ 422.101 Requirements relating to basic benefits.
* * * * *

(f) Special needs plan model of care (1) MA organizations offering special needs plans must have a model of care plan specifying how the plan will coordinate and deliver care designed for the plan's enrollees. The model of care plan must provide for the following:
(i)    Coordinate care for eligible beneficiaries.
(ii)   Include a network of providers/services having relevant clinical expertise.
(iii)  Targeta special needs population.
(iv)  Deliver care based on appropriate protocol for the target enrollees.
(v)   Deliver care to frail/disabled enrollees.
(vi)  Deliver care to enrollees who are at the end of life.
(vii) Apply performance measures to evaluate processes and outcomes of the model.

  AHCA Contract No. FA967, Attachment I, Page 16 of 18

EXHIBIT B

MA SNPS
APPLICABLE SERVICE AREAS AND
DUAL ELIGIBLE AND OTHER DUAL ELIGIBLE CATEGORIES

MA SNP PLAN NAME	H#	SERVICE AREA BY COUNTY OR ZIPCODE	CATEGORY OF SPECIAL NEEDS PLAN (Dual, Chronic, Institutional)	APPLICABLE CATEGORY OF DUAL ELIGIBLE
WellCare Liberty (HMO SNP)	H1032-124
Alachua, Bay, Bradford, Brevard, Broward,
Calhoun, Charlotte, Citrus, Clay, DeSoto, Duval,
Escambia, Franklin, Gadsden, Glades, Gulf,
Hardee, Hendry, Hernando, Highlands,
Hillsborough, Holmes, Indian River, Jefferson,
Lake, Lee, Leon, Levy, Liberty, Madison, Manatee,
Marion, Martin, Okaloosa, Okeechobee, Orange,
Osceola, Palm Beach, Pasco, Pinellas, Polk,
Santa Rosa, Sarasota, Seminole, St. Lucie,
Sumter, Union, Volusia, Wakulla, Walton,
Washington

			Dual	QMB & QMB+ Only
WellCare Liberty (HMO SNP)	H1032-170	Miami-Dade	Dual	QMB & QMB+ Only

AHCA Contract No. FA967, Attachment I, Page 17 of 18

EXHIBIT C

REQUIRED DOCUMENTATION

DOCUMENT REQUIRED	PRIOR TO PAYMENT BEING MADE TO THE VENDOR	UPON REQUEST	OTHER
Valid certificate of authority issued by the State of Florida Department of Financial Services Office of Insurance Regulation as a risk bearing entity (either a health maintenance organization or a health insurer)
	X	X
Approval from the Centers for Medicare and Medicaid Services qualifying as a MA SNP	X
Summary of Benefits	X	X
Service Areas Covered	X	X
Comprehensive written statement of benefits and cost-sharing protections under the MA SNP as well as those benefits and cost- sharing protections to which its members are entitled under the Medicaid State Plan
	X	X
Written policies and procedures in place to ensure an adequate provider network for its members		X
Agreements between the Vendor and providers	X	X
Agreement that network providers will not file additional claims for Medicaid deductibles or copayment reimbursement and that the network providers will not balance bill	X	X
Internal Audits			Forty-five (45) calendar days after the end of each calendar quarter
HIPAA Policies and Procedures		X
Subcontractor Policies and Procedures		X
Provider Training Materials	X	X

AHCA Contract No. FA967, Attachment I, Page 18 of 18

ATTACHMENT II

BUSINESS ASSOCIATE AGREEMENT

The parties to this Attachment agree that the following provisions constitute a business associate agreement for purposes of complying with the requirements of the Health Insurance Portability and Accountability Act of 1996 (HIPAA). This Attachment is applicable if the Vendor is a business associate within the meaning of the Privacy and Security Regulations, 45 C.F.R. 160 and 164.

The Vendor certifies and agrees as to abide by the following:

1.	Definitions. Unless specifically stated in this Attachment, the definition of the terms contained herein shall have the same meaning and effect as defined in 45 C.F.R. 160 and 164.

1.a.
Protected Health Information. For purposes of this Attachment, protected health information shall have the same meaning and effect as defined in 45 C.F.R. 160 and 164, limited to the information created, received, maintained or transmitted by the Vendor from, or on behalf of, the Agency.

1.b.
Security Incident. For purposes of this Attachment, security incident shall mean any event resulting in computer systems, networks, or data being viewed, manipulated, damaged, destroyed or made inaccessible by an unauthorized activity. See National Institute of Standards and Technology (NIST) Special Publication 800-61, "Computer Security Incident Handling Guide,” for more information.

2.
Applicability of HITECH and HIPAA Privacy Rule and Security Rule Provisions. As provided by federal law, Title XIII of the American Recovery and Reinvestment Act of 2009 (ARRA), also known as the Health Information Technology Economic and Clinical Health (HITECH) Act, requires a Business Associate (Vendor) that contracts with the Agency, a HIPAA covered entity, to comply with the provisions of the HIPAA Privacy and Security Rules (45 C.F.R. 160 and 164).

3.
Use and Disclosure of Protected Health Information. The Vendor shall not use or disclose protected health information other than as permitted by this Contract or by federal and state law. The Vendor will use appropriate safeguards to prevent the use or disclosure of protected health information for any purpose not in conformity with this Contract and federal and state law. The Vendor will implement administrative, physical, and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of electronic protected health information the Vendor creates, receives, maintains, or transmits on behalf of the Agency.

4.
Use and Disclosure of Information for Management. Administration, and Legal Responsibilities. The Vendor is permitted to use and disclose protected health information received from the Agency for the proper management and administration of the Vendor or to carry out the legal responsibilities of the Vendor, in accordance with 45 C.F.R. 164.504(e)(4). Such disclosure is only permissible where required by law, or where the Vendor obtains reasonable assurances from the person to whom the protected health information is disclosed that: (1) the protected health information will be held confidentially,(2) the protected health information will be used or further disclosed only as required by law or for the purposes for which it was disclosed to the person, and (3) the person notifies the Vendor of any instance of which it is aware in which the confidentiality of the protected health information has been breached.

AHCA Contract No. FA967, Attachment II, Page 1 of 4

5.
Disclosure to Third Parties. The Vendor will not divulge, disclose, or communicate protected health information to any third party for any purpose not in conformity with this Contract without prior written approval from the Agency. The Vendor shall ensure that any agent, including a subcontractor, to whom it provides protected health information received from, or created or received by the Vendor on behalf of, the Agency agrees to the same terms, conditions, and restrictions that apply to the Vendor with respect to protected health information.

6.
Access to Information. The Vendor shall make protected health information available in accordance with federal and state law, including providing a right of access to persons who are the subjects of the protected health information in accordance with 45 C.F.R. 164.524.

7.
Amendment and Incorporation of Amendments. The Vendor shall make protected health information available for amendment and to incorporate any amendments to the protected health information in accordance with 45 C.F.R. 164.526.

8.
Accounting for Disclosures. The Vendor shall make protected health information available as required to provide an accounting of disclosures in accordance with 45 C.F.R. 164.528. The Vendor shall document all disclosures of protected health information as needed for the Agency to respond to a request for an accounting of disclosures in accordance with 45 C.F.R. 164.528.

9.
Access to Books and Records. The Vendor shall make its internal practices, books, and records relating to the use and disclosure of protected health information received from, or created or received by the Vendor on behalf of the Agency, available to the Secretary of the Department of Health and Human Services or the Secretary’s designee for purposes of determining compliance with the Department of Health and Human Services Privacy Regulations.

10.	Reporting. The Vendor shall make a good faith effort to identify any use or disclosure of protected health information not provided for in this Contract.

10.a
To Agency. The Vendor will report to the Agency, within ten (10) business days of discovery, any use or disclosure of protected health information not provided for in this Contract of which the Vendor is aware. The Vendor will report to the Agency, within twenty-four (24) hours of discovery, any security incident of which the Vendor is aware. A violation of this paragraph shall be a material violation of this Contract. Such notice shall include the identification of each individual whose unsecured protected health information has been, or is reasonably believed by the Vendor to have been, accessed, acquired, or disclosed during such breach.

AHCA Contract No. FA967, Attachment II, Page 2 of 4

10b.
To Individuals. In the case of a breach of protected health information discovered by the Vendor, the Vendor shall first notify the Agency of the pertinent details of the breach and upon prior approval of the Agency shall notify each individual whose unsecured protected health information has been, or is reasonably believed by the Vendor to have been, accessed, acquired or disclosed as a result of such breach. Such notification shall be in writing by first-class mail to the individual (or the next of kin if the individual is deceased) at the last known address of the individual or next of kin, respectively, or, if specified as a preference by the individual, by electronic mail. Where there is insufficient, or out-of-date contract information (including a phone number, email address, or any other form of appropriate communication) that precludes written (or, if specifically requested, electronic) notification to the individual, a substitute form of notice shall be provided, including, in the case that there are 10 or more individuals for which there is insufficient or out-of-date contact information, a conspicuous posting on the Web site of the covered entity involved or notice in major print of broadcast media, including major media in the geographic areas where the individuals affected by the breach likely reside. In any case deemed by the Vendor to require urgency because of possible imminent misuse of unsecured protected health information, the Vendor may also provide information to individuals by telephone or other means, as appropriate.

10c.
To Media. In the case of a breach of protected health information discovered by the Vendor where the unsecured protected health information of more than 500 persons is reasonably believed to have been, accessed, acquired, or disclosed, after prior approval by the Agency, the Vendor shall provide notice to prominent media outlets serving the State or relevant portion of the State involved.

10d.
To Secretary of Health and Human Services. The Vendor shall cooperate with the Agency to provide notice to the Secretary of Health and Human Services of unsecured protected health information that has been acquired or disclosed in a breach. If the breach was with respect to 500 or more individuals, such notice must be provided immediately. If the breach was with respect to less than 500 individuals, the Vendor may maintain a log of such breach occurring and annually submit such log to the Agency so that it may satisfy its obligation to notify the Secretary of Health and Human Services documenting such breaches occurring in the year involved.

10e.
Content of Notices. All notices required under this Attachment shall include the content set forth Section 13402(f), Title XIII of the American Recovery and Reinvestment Act of 2009, except that references therein to a “covered entity” shall be read as references to the Vendor.

AHCA Contract No. FA967, Attachment I, Page 3 of 4

10f.	Financial Responsibility. The Vendor shall be responsible for all costs related to the notices required under this Attachment.

11.	Mitigation. Vendor shall mitigate, to the extent practicable, any harmful effect that is known to the Vendor of a use or disclosure of protected health information in violation of this Attachment.

12.   Termination. Upon the Agency’s discovery of a material breach of this Attachment, the Agency shall have the right to terminate this Contract.

12a.
Effect of Termination. At the termination of this Contract, the Vendor shall return all protected health information that the Vendor still maintains in any form, including any copies or hybrid or merged databases made by the Vendor; or with prior written approval of the Agency, the protected health information may be destroyed by the Vendor after its use. If the protected health information is destroyed pursuant to the Agency’s prior written approval, the Vendor must provide a written confirmation of such destruction to the Agency. If return or destruction of the protected health information is determined not feasible by the Agency, the Vendor agrees to protect the protected health information and treat it as strictly confidential.

The Vendor has caused this Attachment to be signed and delivered by its duly authorized representative, as of the date set forth below.

Vendor Name:

/s/ Christina C. Cooper	6/27/12
Signature	Date
Christina C. Cooper President, Florida Division
Name and Title of Authorized Signer

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

AHCA Contract No. FA967, Attachment II, Page 4 of 4

ATTACHMENT III

CERTIFICATION REGARDING LOBBYING
CERTIFICATION FOR CONTRACTS, GRANTS, LOANS AND COOPERATIVE AGREEMENTS

The undersigned certifies, to the best of his or her knowledge and belief, that:

(1)
No federal appropriated funds have been paid or will be paid, by or on behalf of the undersigned, to any person for influencing or attempting to influence an officer or employee of any agency, a member of congress, an officer or employee of congress, or an employee of a member of congress in connection with the awarding of any federal contract, the making of any federal grant, the making of any federal loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment, or modification of any federal contract, grant, loan, or cooperative agreement.

(2)
If any funds other than federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a member of congress, an officer or employee of congress, or an employee of a member of congress in connection with this federal contract, grant, loan, or cooperative agreement, the undersigned shall complete and submit Standard Form-LLL, “Disclosure Form to Report Lobbying,” in accordance with its instructions.

(3)
The undersigned shall require that the language of this certification be included in the award documents for all sub-awards at all tiers (including subcontracts, sub-grants, and contracts under grants, loans, and cooperative agreements) and that all sub-recipients shall certify and disclose accordingly.

This certification is a material representation of fact upon which reliance was placed when this transaction was made or entered into. Submission of this certification is a prerequisite for making or entering into this transaction imposed by section 1352, Title 31, U.S. Code. Any person who fails to file the required certification shall be subject to a civil penalty of not less than $10,000 and not more than $100,000 for each such failure.

/s/ Christina C. Cooper	6/27/12
Signature Christina C. Cooper	Date FA967
Name of Authorized Individual WellCare of Florida, Inc., 8735 Henderson Road, Renaissance 2, Tampa, FL 33634	Application or Contract Number
Name and Address of Organization

   AHCA Contract No. FA967, Attachment III, Page 1 of 1

ATTACHMENT IV

CERTIFICATION REGARDING
DEBARMENT, SUSPENSION. INELIGIBILITY AND VOLUNTARY EXCLUSION
CONTRACTS/SUBCONTRACTS

This certification is required by the regulations implementing Executive Order 12549, Debarment and Suspension, signed February 18, 1986. The guidelines were published in the May 29, 1987, Federal Register (52 Fed. Reg., pages 20360-20369).

INSTRUCTIONS

1.
Each Vendor whose contract/subcontract equals or exceeds $25,000 in federal monies must sign this certification prior to execution of each contract/subcontract. Additionally, Vendors who audit federal programs must also sign, regardless of the contract amount. The Agency for Health Care Administration cannot contract with these types of Vendors if they are debarred or suspended by the federal government.

2.
This certification is a material representation of fact upon which reliance is placed when this contract/subcontract is entered into. If it is later determined that the signer knowingly rendered an erroneous certification, the Federal Government may pursue available remedies, including suspension and/or debarment.

3.
The Vendor shall provide immediate written notice to the contract manager at any time the Vendor learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.

4.
The terms "debarred," "suspended," "ineligible," "person," "principal," and "voluntarily excluded," as used in this certification, have the meanings set out in the Definitions and Coverage sections of rules implementing Executive Order 12549. You may contact the contract manager for assistance in obtaining a copy of those regulations.

5.
The Vendor agrees by submitting this certification that, it shall not knowingly enter into any subcontract with a person who is debarred, suspended, declared ineligible, or voluntarily excluded from participation in this contract/subcontract unless authorized by the Federal Government.

6.
The Vendor further agrees by submitting this certification that it will require each subcontractor of this contract/subcontract, whose payment will equal or exceed $25,000 in federal monies, to submit a signed copy of this certification.

7.
The Agency for Health Care Administration may rely upon a certification of a Vendor that it is not debarred, suspended, ineligible, or voluntarily excluded from contracting/subcontracting unless it knows that the certification is erroneous.

8.	This signed certification must be kept in the contract manager's contract file. Subcontractor's certifications must be kept at the contractor's business location.

CERTIFICATION

(1)
The prospective Vendor certifies, by signing this certification, that neither he nor his principals is presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in this contract/subcontract by any federal department or agency.

(2)	Where the prospective Vendor is unable to certify to any of the statements in this certification, such prospective Vendor shall attach an explanation to this certification.

/s/ Christina C. Cooper	6/27/12
Signature	Date
Christina C. Cooper, President Florida Division
Name and Title of Authorized Signer

AHCA Contract No. FA967, Attachment IV, Page 1 of 1